SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )



Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]      Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]      Definitive Information Statement

                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
          1)   Title of each class of securities to which transaction applies:
          2)   Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          4)   Proposed maximum aggregate value of transaction:
          5)   Total fee paid:
[ ]      Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1)   Form, Schedule or Registration Statement No.:
          2)   Amount Previously Paid:
          3)   Filing Party:
          4)   Date Filed:

--------------------------------------------------------------------------------
                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                              AZL MONEY MARKET FUND

                             5701 GOLDEN HILLS DRIVE

                        MINNEAPOLIS, MINNESOTA 55416-1297

February 29, 2008

DEAR CONTRACT OWNER:

Effective December 10, 2007, the Board of Trustees of the Allianz Variable Insurance Products Trust (the "Trust") replaced Prudential Investment Management, Inc. ("Prudential") as subadviser to the AZL Money Market Fund (the "Fund") with BlackRock Institutional Management Corporation ("BlackRock"). The Board of Trustees took this action upon the recommendation of Allianz Life Advisers, LLC, the Fund's investment adviser (the "Manager"). The Manager's recommendation was based on several factors, including:

          o BlackRock's portfolio management experience;

          o Prior performance of BlackRock's investment team;

          o Risk profiles of BlackRock's investment process; and

          o The new subadvisory fee schedule.

The Board of Trustees took this action pursuant to an exemptive order received by the Trust and the Manager from the U.S. Securities and Exchange Commission that permits the Board of Trustees generally to approve a change in the Fund's subadviser, upon recommendation of the Manager, without shareholder approval (the "Order").

As the owner of a variable annuity contract or a variable life insurance policy issued by Allianz Life Insurance Company of North America or Allianz Life Insurance Company of New York, you are an indirect participant in the Fund. Accordingly, we are providing you with the attached information statement to inform you of these changes to the Fund. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                         Sincerely,

                                         /s/ Jeffrey Kletti

                                         Jeffrey Kletti
                                         President


--------------------------------------------------------------------------------



                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                              AZL MONEY MARKET FUND

                             5701 GOLDEN HILLS DRIVE

                        MINNEAPOLIS, MINNESOTA 55416-1297

                                FEBRUARY 29, 2008

--------------------------------------------------------------------------------
                              INFORMATION STATEMENT
--------------------------------------------------------------------------------
INTRODUCTION

This information statement is being provided to you on behalf of the Board of Trustees (the "Board" or the "Trustees") of Allianz Variable Insurance Products Trust (the "Trust") by Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (collectively, "Allianz") to owners of certain variable annuity contracts and variable life insurance policies ("Variable Contracts") issued by Allianz.

At an "in person" meeting held on November 28, 2007, the Board considered a recommendation by Allianz Life Advisers, LLC ("the Manager"), the investment adviser to the AZL Money Market Fund (the "Fund"), to approve a new subadvisory agreement (the "BlackRock Agreement") between the Manager and BlackRock Institutional Management Corporation ("BlackRock") whereby BlackRock would replace Prudential Investment Management, Inc. ("Prudential") as subadviser to the Fund. At that meeting, the Board voted unanimously to approve the BlackRock Agreement, which became effective December 10, 2007. At the meeting, the Board reviewed materials furnished by the Manager pertaining to BlackRock and the BlackRock Agreement.

The Board approved the BlackRock Agreement without shareholder approval pursuant to an exemptive order issued to the Trust and the Manager by the U.S. Securities and Exchange Commission (the "SEC") on September 17, 2002 (the "Order"). The Order permits the Board, upon the recommendation of the Manager, to hire new subadvisers and to make certain other changes to existing subadvisory agreements, without obtaining shareholder approval.

Pursuant to the terms of the Order, this information statement is being provided to owners of certain Variable Contracts who, by virtue of their ownership of the Variable Contracts, beneficially owned shares of the Fund at the close of business on December 7, 2007. This information statement describes the circumstances surrounding the Board's approval of the BlackRock Agreement and provides you with an overview of the terms of the BlackRock Agreement. YOU DO NOT NEED TO TAKE ANY ACTION; THIS STATEMENT IS PROVIDED FOR INFORMATION ONLY.

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

--------------------------------------------------------------------------------

BACKGROUND INFORMATION

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST (THE "TRUST")

The Trust is a Delaware statutory trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999, and is registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. The Trust is comprised of 36 separate investment portfolios including the Fund, each of which is, in effect, a separate mutual fund.

The Trust currently offers each series of its shares to one or more separate accounts of Allianz as funding vehicles for the Variable Contracts issued by Allianz through the separate accounts. The Trust does not offer its shares directly to the public. Each separate account, like the Trust, is registered with the SEC as an investment company, and a separate prospectus, which accompanies the prospectus for the Trust, describes the Variable Contracts issued through the separate accounts.

PRINCIPAL UNDERWRITER AND ADMINISTRATOR

Citi Fund Services Ohio, Inc. ("CFSO," formerly BISYS Fund Services Ohio, Inc.), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Fund's administrator, transfer agent and fund accountant. Administrative services of CFSO include providing office space, equipment and clerical personnel to the Fund and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services.

Allianz Life Financial Services, LLC ("ALFS"), whose address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416, serves as the Fund's distributor. ALFS is affiliated with the Manager.

ALLIANZ LIFE ADVISERS, LLC (THE "MANAGER")

Pursuant to an investment management agreement originally approved by the Board on April 11, 2001 (the "Investment Management Agreement"), the Manager serves as the Trust's investment manager. The Fund became subject to the Investment Management Agreement following a Special Meeting of Shareholders held August 30, 2002, in which the Fund's shareholders, Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York, approved an Assignment and Portfolio Management Agreement by and among the Manager, the Trust and Allianz of America, Inc. (the Fund's investment adviser on, and prior to, August 30, 2002), whereby all of the rights and obligations of Allianz of America, Inc. under an Advisory Agreement with the Fund, dated October 27, 1999, were assigned to, and accepted by, the Manager. The Fund's shareholders also approved the adoption of the manager of managers structure at the Special Meeting of Shareholders on August 30, 2002, pending and contingent upon the subsequent granting of the Order by the SEC.

Subsequent to the adoption of the manager of managers structure, and pursuant to the Order, the Trust entered into a portfolio management agreement dated November 18, 2002, by and among the Manager, the Trust, and Prudential (the "Prudential Agreement") whereby Prudential served as the Fund's subadviser until being replaced by BlackRock on December 10, 2007.

Subsequent to the shareholder approval of the Assignment and Portfolio Management Agreement and adoption of the manager of managers structure by the Fund's shareholders, the Investment Management Agreement between the Trust and the Manager has not been required to be submitted for approval by the Fund's shareholders. Also, subsequent to the Trust entering into the Prudential Agreement, the Prudential Agreement has not been required to be submitted for approval to the Fund's shareholders.

The Manager is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Manager is a wholly owned subsidiary of Allianz Life Insurance Company of North America; its principal business address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416.

The Manager is responsible for the overall management of the Trust and for retaining subadvisers to manage the assets of each fund of the Trust according to its investment objective and strategies. The Manager has engaged one or more subadvisers for each fund to act as that fund's investment subadviser to provide day-to-day portfolio management. As part of the Manager's duties to recommend and supervise the Fund's subadviser, the Manager is responsible for communicating performance expectations to the subadviser, evaluating the subadviser, and recommending to the Board whether the subadviser's contract with the Trust should be renewed, modified, or terminated. The Manager regularly provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund pays a fee of 0.35% of average daily net assets, computed daily and paid monthly, to the Manager for the services provided and the expenses assumed by the Manager pursuant to an agreement (the "Investment Management Agreement"). The Manager may periodically elect to voluntarily reduce all or a portion of its fee with respect to the Fund in order to increase the net income of the Fund available for distribution as dividends. In this regard, the Manager has entered into an agreement (the "Expense Limitation Agreement"), with the Fund pursuant to which the Manager has agreed to waive or limit its fees and to assume other expenses to the extent necessary to limit the total annual operating expenses of the Fund to 0.87% of average daily net assets.

Section 15(a) of the 1940 Act generally requires that a majority of a fund's outstanding voting securities approve any subadvisory agreement for the Fund. However, the Order permits the Board generally to approve a change in the Fund's subadviser, or to make certain other changes to existing subadvisory agreements, upon the recommendation of the Manager, without shareholder approval. Pursuant to the Order, the Manager may change subadvisers or make certain other changes to existing subadvisory agreements without imposing the costs and delays of obtaining shareholder approval.

INVESTMENT SUBADVISER

REPLACEMENT OF PRUDENTIAL WITH BLACKROCK

At an "in-person" meeting held on November 28, 2007, the Manager recommended that the Board approve the BlackRock Agreement so that BlackRock would replace Prudential as the subadviser for the Fund. At the November 28 meeting, the Board, including a majority of the trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act, approved the BlackRock Agreement, to be effective on or about December 10, 2007.

BLACKROCK INSTITUTIONAL MANAGEMENT CORPORATION ("BLACKROCK")

BlackRock was organized in 1977 to perform advisory services for investment companies and has its principal offices at 100 Bellevue Parkway, Wilmington, DE 19809. BlackRock is a wholly-owned, indirect subsidiary of BlackRock, Inc., one of the largest publicly traded investment management firms in the United States. BlackRock, Inc. is an affiliate of The PNC Financial Services Group, Inc. and Merrill Lynch & Co., Inc. While BlackRock is ultimately responsible for providing day-to-day portfolio management of the Fund, it is able to draw upon the resources and expertise of its asset management affiliates in selecting portfolio securities.

The names and principal occupations of the directors and principal executive officers of BlackRock are set forth in the following table. The address of each such individual is 100 Bellevue Parkway, Wilmington, DE 19809, which is also the mailing address of BlackRock.

--------------------------------------------- --------------------------------------------------------------------
NAME                                           DIRECTOR/ PRINCIPAL OCCUPATION

--------------------------------------------- --------------------------------------------------------------------
--------------------------------------------- --------------------------------------------------------------------
Laurence D. Fink                              Chief Executive Officer
--------------------------------------------- --------------------------------------------------------------------
--------------------------------------------- --------------------------------------------------------------------
Robert S. Kapito                              President and Director
--------------------------------------------- --------------------------------------------------------------------
--------------------------------------------- --------------------------------------------------------------------
Robert P. Connolly                            General Counsel, Secretary and Managing Director
--------------------------------------------- --------------------------------------------------------------------
--------------------------------------------- --------------------------------------------------------------------
Paul L Audet                                  Chief Financial Officer, Managing Director and Director

--------------------------------------------- --------------------------------------------------------------------
--------------------------------------------- --------------------------------------------------------------------
Charles Hallac                                Vice Chairman

--------------------------------------------- --------------------------------------------------------------------
--------------------------------------------- --------------------------------------------------------------------
Barbara Novick                                Vice Chairman

--------------------------------------------- --------------------------------------------------------------------
--------------------------------------------- --------------------------------------------------------------------
Scott Amero                                   Vice Chairman

--------------------------------------------- --------------------------------------------------------------------
--------------------------------------------- --------------------------------------------------------------------
Susan Wagner                                  Vice Chairman and Chief Operating Officer

--------------------------------------------- --------------------------------------------------------------------
--------------------------------------------- --------------------------------------------------------------------
Robert Doll                                   Vice Chairman

--------------------------------------------- --------------------------------------------------------------------
--------------------------------------------- --------------------------------------------------------------------
Robert Fairbairn                              Vice Chairman

--------------------------------------------- --------------------------------------------------------------------

No person who is an officer or trustee of the Trust is an officer, employee or director of BlackRock.

BlackRock currently serves as investment adviser for the following funds, which are registered with the SEC under the 1940 Act, that have an investment objective similar to the investment objective of the Fund:

--------------------------------------------------- ------------------------------ -------------------------------
FUND                                                     RATE OF BLACKROCK'S             NET ASSETS OF FUND
                                                            COMPENSATION                  AT JUNE 30, 2007

--------------------------------------------------- ------------------------------ -------------------------------
--------------------------------------------------- ------------------------------ -------------------------------
Blackrock Money Market Portfolio (Retail A Shares)              0.78%                     $1,562.3 million
--------------------------------------------------- ------------------------------ -------------------------------
--------------------------------------------------- ------------------------------ -------------------------------
TempFund of BlackRock Liquidity Funds                           0.18%                    $10,360.8 million
--------------------------------------------------- ------------------------------ -------------------------------
--------------------------------------------------- ------------------------------ -------------------------------
Client #1                                                      0.065%                     $1,091.1 million
--------------------------------------------------- ------------------------------ -------------------------------
--------------------------------------------------- ------------------------------ -------------------------------
                                                    0.08% on first $500 million
Client #2                                           0.07% on next $150 million           $1,531.1 million
                                                          0.06% thereafter
--------------------------------------------------- ------------------------------ -------------------------------
--------------------------------------------------- ------------------------------ -------------------------------
                                                     0.10% on first $100 million
Client #3                                            0.08% on next $150 million           $1,388.7 million
                                                          0.06% thereafter
--------------------------------------------------- ------------------------------ -------------------------------
--------------------------------------------------- ------------------------------ -------------------------------
Client #4                                                       0.16%                      $226.4 million
--------------------------------------------------- ------------------------------ -------------------------------

INVESTMENT SUBADVISORY AGREEMENT

INFORMATION CONCERNING THE BLACKROCK AGREEMENT

The BlackRock Agreement is substantially similar to the subadvisory agreement with Prudential, except for:

o A change in the effective date (the Prudential portfolio management agreement was effective November 18, 2002; the BlackRock Agreement became effective December 10, 2007); and

o The provisions in the BlackRock Agreement concerning best execution include somewhat more detail than the corresponding provisions in the Prudential portfolio management agreement.

The BlackRock Agreement requires BlackRock to perform essentially the same services as those provided by Prudential under its portfolio management agreement. Accordingly, the Fund will receive subadvisory services from BlackRock that are substantially similar to those it has received under the Prudential portfolio management agreement.

The BlackRock Agreement provides that, subject to supervision by the Manager and the Board, BlackRock is granted full discretion for the management of the assets of the Fund, in accordance with the Fund's investment objectives, policies, and limitations, as stated in the Fund's prospectus and statement of additional information. BlackRock agrees to provide reports to the Manager and the Board regarding management of the assets of the Fund in a manner and frequency mutually agreed upon.

The BlackRock Agreement states that BlackRock will comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code, and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Board.

The BlackRock Agreement states that BlackRock agrees to seek best execution in executing portfolio transactions. In assessing the best execution available for any transaction, BlackRock will consider all of the factors that it deems relevant, especially the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any. In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, BlackRock may also consider the brokerage and research services provided to the Fund and/or other accounts over which BlackRock exercises investment discretion. BlackRock is authorized to pay a broker-dealer that provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commissions another broker-dealer would have charged for effecting that transaction, but only if BlackRock determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

Provided that BlackRock adheres to the investment objectives of the Fund and applicable law, the BlackRock Agreement permits BlackRock to aggregate sale and purchase orders of securities and other investments held in the Fund with similar orders being made simultaneously for other accounts managed by BlackRock or with accounts of BlackRock's affiliates, if in BlackRock's reasonable judgment such aggregation would result in an overall economic benefit to the Fund. In addition, BlackRock's services under the BlackRock Agreement are not exclusive, and BlackRock is permitted to provide the same or similar services to other clients.

The BlackRock Agreement provides that BlackRock is not liable to the Manager, the Fund, the Trust, or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that are sustained in the purchase, holding, or sale of any security, except: (1) for willful misfeasance, bad faith, or gross negligence on the part of BlackRock or its officers, directors, or employees, or reckless disregard by BlackRock of its duties under the BlackRock Agreement; and (2) to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

The duration and termination provisions of the BlackRock Agreement are identical to those of the portfolio management agreement with Prudential. Both agreements provide for an initial term of two years from the effective date of the agreement. The agreements are then automatically renewed for successive annual terms, provided such continuance is specifically approved at least annually by
(1) the Board or (2) by a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the trustees who are not parties to the agreement or interested persons (as defined in the 1940 Act) of any party to the agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

The BlackRock Agreement may be terminated at any time without the payment of any penalty, by the Manager or by the Trust upon the vote of a majority of the trustees or by a vote of the majority of the Fund's outstanding voting securities, each upon 60 days' written notice to BlackRock, or by BlackRock at any time without penalty, upon 60 days' written notice to the Trust or the Manager. The BlackRock Agreement automatically terminates in the event of its assignment to another party. This termination provision is the same as the termination provision of the portfolio management agreement with Prudential.

The BlackRock Agreement provides that for the services rendered, the facilities furnished, and the expenses assumed by BlackRock, the Manager (out of its fees received from the Fund, in accordance with the terms of the investment management agreement between the Manager and the Trust) will pay BlackRock a monthly fee as shown in the following table. The subadvisory fee is accrued daily and paid to BlackRock monthly.


                   BLACKROCK AGREEMENT                           PORTFOLIO MANAGEMENT AGREEMENT WITH PRUDENTIAL
-----------------------------------------------------------    -------------------------------------------------
AVERAGE DAILY NET ASSETS*                         RATE         AVERAGE DAILY NET ASSETS*                    RATE
-------------------------                         ----         -------------------------                    ----
First $500 million                                0.09%        First $100 million                          0.25%
Next $500 million                                 0.07%        Next $100 million                           0.20%
Thereafter                                        0.06%        Thereafter                                  0.15%

* When average daily net assets exceed the first breakpoint, multiple rates will apply, resulting in a blended rate. For example, if average daily net assets are $600 million, under the BlackRock Agreement, a rate of 9 basis points would apply to the first $500 million, and a rate of 7 basis points would apply to the remaining $100 million; and under the portfolio management agreement with Prudential, a rate of 25 basis points would apply to the first $100 million, a rate of 20 basis points would apply to the next
    $100 million, and a rate of 15 basis points would apply to the remaining
    $400 million.

ADVISORY AND SUBADVISORY FEES

For the period from January 1, 2006, through December 31, 2006, the Manager received $1,464,293 under the Investment Management Agreement, of which it waived or assumed other expenses of $0 under the Expense Limitation Agreement.

For the period from January 1, 2006, through December 31, 2006, Prudential received $777,865 for subadvisory services to the Fund. If the BlackRock Agreement had been in effect during the same period, BlackRockwould have received $376,202 for subadvisory services to the Fund. This amount would have been 48.36% of the amount received by Prudential for the same period.

BOARD CONSIDERATION OF THE BLACKROCK AGREEMENT

At an "in person" meeting held on November 28, 2007, the Board considered the recommendation of the Manager, the investment manager of the Fund, that BlackRock replace Prudential as the Fund's subadviser. At such meeting, the Trustees approved the BlackRock Agreement which became effective December 10, 2007. At such meeting, the Trustees reviewed materials furnished by the Manager pertaining to BlackRock.

The Manager, as investment manager of all of the outstanding series of the Trust, is charged with researching and recommending subadvisers for the Trust. The Manager has adopted policies and procedures to assist it in analyzing each subadviser with expertise in a particular asset class for purposes of making the recommendation that a specific subadviser be selected. The Board reviews and considers the information provided by the Manager in deciding which investment advisers to approve. After an investment adviser becomes a subadviser, a similarly rigorous process is instituted by the Manager to monitor the investment performance and other responsibilities of the subadviser.

At the November 28, 2007 meeting, representatives of the Manager discussed recent difficulties in the credit market, and noted that some money market funds have had problematic portfolio holdings. They emphasized that, while the AZL Money Market Fund managed by Prudential has not had such problems, they stated that BlackRock is likely to do a better job of managing the Fund for a reasonable fee. They discussed BlackRock's history, size and expertise, and noted, for example, that its philosophy helped it steer clear of the market turbulence in the third quarter of 2007. They discussed BlackRock's investment philosophy, which they said is based upon quality, stability, liquidity, and yield (which is important, but not at the expense of the previous three factors). They reported that, following the proposed change, there would be no change in the shareholder fee structure, but noted that the subadvisory fee charged by BlackRock will be lower than that currently charged by Prudential.

The Board, including a majority of the independent Board members (the "Independent Trustees"), with the assistance of independent counsel to the Independent Trustees, considered whether to approve the BlackRock Agreement in light of its experience in governing the Trust and working with the Manager and the subadvisers on matters relating to the mutual funds that are outstanding series of the Trust. The Independent Trustees are those Trustees who are not "interested persons" of the Trust within the meaning of the Investment Company Act of 1940 (the "1940 Act"), and are not employees of or affiliated with the Fund, the Manager, Prudential or BlackRock. Prior to voting, the Board reviewed the Manager's recommendation that it approve the BlackRock Agreement with experienced counsel who are independent of the Manager and received from such counsel a memorandum discussing the legal standards for consideration of the proposed approval. In its deliberations, the Board considered all factors that the Trustees believed were relevant. The Board based its decision to approve the BlackRock Agreement on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. The Board approved the termination of the subadvisory agreement with Prudential and determined that the BlackRock Agreement was reasonable and in the best interests of the Fund, and approved BlackRock as the Fund's new subadviser. The Board's decision to approve the BlackRock Agreement reflects the exercise of its business judgment on whether to approve new arrangements and continue existing arrangements.

A rule adopted by the SEC under the 1940 Act requires a discussion of certain factors relating to the selection of investment managers and subadvisers and the approval of advisory and subadvisory fees. The factors enumerated by the SEC in the rule are set forth below in italics followed by the Board's conclusions regarding each factor.

(1) THE NATURE, EXTENT, AND QUALITY OF SERVICES PROVIDED BY THE SUBADVISER. In deciding to approve BlackRock as the Fund's new subadviser, the Board considered particularly the experience and track record of BlackRock investment management personnel. The Board also noted BlackRock's investment infrastructure as well as the risk profiles of its investment process. Specifically, the Board determined that, based upon the Manager's report, the proposed change to BlackRock as the subadviser would likely benefit the Fund and its shareholders.

In reviewing various other matters, the Board concluded that BlackRock was a recognized firm capable of competently managing the Fund; that the nature, extent and quality of services that BlackRock could provide were at a level at least equal to the services that could be provided by Prudential; that the services contemplated by the BlackRock Agreement are substantially similar to those provided under the subadvisory agreement with Prudential; that the BlackRock Agreement contains provisions generally comparable to those of other subadvisory agreements for other mutual funds; that BlackRock was staffed with qualified personnel and had significant research capabilities; and that the investment performance of BlackRock was at least satisfactory.

(2) THE INVESTMENT PERFORMANCE OF THE SUBADVISER. The Board received information about the performance of BlackRock in managing a fund which is generally comparable to the Fund. The performance information, which covered the seven years ended September 30, 2007, included (a) absolute total return, (b) performance versus three-month Treasury bills, and (c) performance relative to the Fund. Such performance information for the comparable fund managed by BlackRock and the Fund was gross of fees. The Board noted that the performance of the BlackRock managed fund generally equaled or exceeded that of the Fund for various periods over the seven years ended September 30, 2007. The Board also reviewed Sharpe ratio information pertaining to risk-adjusted returns, which indicated that for most periods over the last seven years, the risk-adjusted performance of the BlackRock managed fund was better than that of the Fund.

(3) THE COSTS OF SERVICES TO BE PROVIDED AND PROFITS TO BE REALIZED BY BLACKROCK FROM ITS RELATIONSHIP WITH THE FUND. The Board compared the fee schedule in the

BlackRock Agreement to the fee schedule in the then existing subadvisory agreement with Prudential. The Board noted that the fee schedule in the BlackRock Agreement requires that the Manager pay BlackRock an annual fee on average daily net assets of 0.09% of assets (on the first $500 million of assets), 0.07% (on the next $500 million of assets), and 0.06% on assets over $1 billion, compared to the fee payable to Prudential of 0.25% (on the first $100 million of assets), 0.20% (on the next $100 million of assets), and 0.15% on assets over $200 million. The Board noted that the fee schedule in the BlackRock Agreement was the result of arm's length negotiations between the Manager and BlackRock, and that the fees payable by shareholders of the Fund would not change. Based upon its review, the Board concluded that the fees proposed to be paid to BlackRock were reasonable. Based upon the information provided, the Board determined that there was no evidence that the level of profitability attributable to BlackRock from serving as subadviser of the Fund would be excessive.

(4) AND (5) THE EXTENT TO WHICH ECONOMIES OF SCALE WOULD BE REALIZED AS THE FUND GROWS, AND WHETHER FEE LEVELS REFLECT THESE ECONOMIES OF SCALE. The Board noted that the fee schedule in the BlackRock Agreement contains "breakpoints" that reduce the fee rate on assets between $500 million and $1 billion, and further reduce the fee rate on assets above $1 billion. The Board also noted that the assets in the Fund as of September 30, 2007 were approximately $600 million. The Board considered the possibility that BlackRock may realize certain economies of scale as the Fund grows larger, which may at least be partially reflected in the "breakpoints" described above. The Board noted that in the fund industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints, if any, apply. Depending on the age, size, and other characteristics of a particular fund and its manager's cost structure, different conclusions can be drawn as to whether there are economies of scale to be realized at any particular level of assets, notwithstanding the intuitive conclusion that such economies exist, or will be realized at some level of total assets. Moreover, because different managers have different cost structures and models, it is difficult to draw meaningful conclusions from the breakpoints that may have been adopted by other funds. The Board also noted that the advisory agreements for many funds do not have breakpoints at all, or if breakpoints exist, they may be at asset levels different from those in the BlackRock Agreement. Having taken these factors into account, the Board concluded that the breakpoints in the fee schedule in the BlackRock Agreement were acceptable.

The Board receives quarterly reports on the level of assets in the Fund. It expects to consider whether or not to approve the renewal of the BlackRock Agreement at a meeting to be held prior to December 31, 2008, and will consider
(a) the extent to which economies of scale can be realized and (b) whether the subadvisory fees should be modified to reflect such economies of scale, if any.

BROKERAGE TRANSACTIONS

The Fund invests substantially all of its total assets in a diversified and liquid portfolio of high quality, money market investments. Typically, such securities are acquired through principal transactions in which portfolio securities are purchased directly from the issuer or from an underwriter or market maker for the securities. Such purchases from underwriters of portfolio securities generally include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers may include the spread between the bid and asked prices. Therefore, the Fund typically will not pay brokerage commissions that are normally associated with transactions of equity securities. However, the BlackRock Agreement includes provisions governing transactions that involve the payment of brokerage commissions in the event such transactions should take place. The following discussion applies only to any such transactions involving brokerage commissions.

BlackRock is primarily responsible for decisions to buy and sell securities for the Fund, the selection of brokers and dealers to effect the transactions, and the negotiation of brokerage commissions, if any. Orders may be directed to any broker including, to the extent and in the manner permitted by applicable law, affiliates of BlackRock.

Purchases and sales of securities on a securities exchange are effected through brokers who charge a negotiated commission for their services. Commission rates are established pursuant to negotiations with the broker based on the quality and quantity of execution services provided by the broker in the light of generally prevailing rates. The allocation of orders among brokers and the commission rates paid are reviewed periodically by the Board.

In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of a security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid.

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


In placing orders for portfolio securities of the Fund, BlackRock is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that BlackRock must seek to execute each transaction at a price and commission, if any, that provides the most favorable total cost or proceeds reasonably attainable under the circumstances. While BlackRock generally seeks reasonably competitive spreads or commissions, the Fund will not necessarily pay the lowest spread or commission available. In the selection of brokers and dealers to execute portfolio transactions, BlackRock is authorized to consider not only prices and rates of brokerage commissions, but also other relevant factors including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account, the importance to the Fund of speed, efficiency, or confidentiality, the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold, any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund, the brokerage and research services provided to the Fund, and/or other accounts over which BlackRock or an affiliate of BlackRock exercises investment discretion.

On occasion, when BlackRock determines that the purchase or sale of a security is in the best interest of the Fund as well as its other advisory clients (including any other advisory or subadvisory accounts for which BlackRock or an affiliate acts as investment adviser), BlackRock, to the extent permitted by applicable laws and regulations, may aggregate the securities being sold or purchased for the Fund with those being sold or purchased for such other customers in order to obtain the best net price and most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, is made by BlackRock in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and such other customers. In some instances, this procedure may adversely affect the price and size of the position obtainable for the Fund.

For the year ended December 31, 2006, the Fund paid aggregate brokerage fees of $0.

AFFILIATED BROKERAGE COMMISSIONS

Subject to the above considerations, BlackRock may use a broker that is an affiliated person of the Trust, of the Manager, or of BlackRock, to effect transactions on a securities exchange for the Fund ("Affiliated Broker"). In order for an Affiliated Broker to effect any portfolio transactions for the Fund, the commissions, fees, or other remuneration received by the broker must be reasonable and fair compared to the commissions, fees, or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time. This standard limits Affiliated Brokers to receiving no more than the remuneration expected to be received by an unaffiliated broker in a commensurate arm's-length transaction. Furthermore, the Board, including a majority of the independent trustees, has adopted or approved procedures for BlackRock that are reasonably designed to ensure that any commissions, fees, or other remuneration paid to an Affiliated Broker are consistent with the foregoing standard. Transactions with Affiliated Brokers also are subject to such fiduciary standards as applicable law imposes on BlackRock and/or its Affiliated Brokers.

In addition, Section 11(a) of the Securities Exchange Act of 1934 provides that member firms of a national securities exchange may not effect transactions on such exchange for the account of an investment company of which the member firm or its affiliate is the investment adviser, except pursuant to the requirements of that Section.

During the year ended December 31, 2006, the Fund paid no commissions to any Affiliated Broker. As defined in rules under the Securities Exchange Act of 1934, an "Affiliated Broker" is a broker that is affiliated with the Fund, the Manager, or the subadviser.

RECORD OF OUTSTANDING SHARES

The number of shares of the Fund outstanding at the close of business on December 7, 2007 is listed in the table below.

The officers and trustees of the Trust cannot directly own shares of the Fund, and they cannot beneficially own shares of the Fund unless they purchase Variable Contracts issued by Allianz. At December 7, 2007, the officers and trustees of the Trust as a group beneficially owned less than one percent of the outstanding shares of the Fund, and Allianz, through its separate accounts, was the only shareholder of the Fund. To the best knowledge of the Fund, no person other than Allianz owned, of record or beneficially, 5% or more of the outstanding shares of the Fund as of the record date. Information as of the record date with regard to Allianz's ownership in the Fund is provided below:


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


                                                    AT DECEMBER 7, 2007
                          -------------------------------------------------------------------------
                                                         PERCENT OF
                                                        OUTSTANDING
                                                           SHARES                     PERCENT OF
                                                          OWNED BY                    OUTSTANDING
                                          SHARES OWNED    ALLIANZ     SHARES OWNED    SHARES OWNED
                                          BY ALLIANZ        LIFE       BY ALLIANZ     BY ALLIANZ
                                             LIFE        INSURANCE        LIFE           LIFE
                                           INSURANCE     COMPANY OF     INSURANCE      INSURANCE
                               SHARES     COMPANY OF       NORTH       COMPANY OF     COMPANY OF
 FUND                       OUTSTANDING   NORTH AMERICA    AMERICA       NEW YORK       NEW YORK
----------------------------------------------------------------------------------------------------
AZL Money Market Fund      598,732,235    570,708,858      95.3%       28,023,377        4.7%

REPORTS AVAILABLE

THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO SHAREHOLDERS AND ITS MOST RECENT SEMI-ANNUAL REPORT TO SHAREHOLDERS SUCCEEDING SUCH ANNUAL REPORT, IF AVAILABLE, TO A VARIABLE CONTRACT OWNER UPON REQUEST. SUCH REQUESTS SHOULD BE DIRECTED TO ALLIANZ VIP TRUST, 3435 STELZER ROAD, COLUMBUS, OHIO 43219, IF MADE BY MAIL, AND TO 877-833-7113, IF MADE BY TELEPHONE.

To reduce expenses, only one copy of this Information Statement or the Trust's annual report and semi-annual report, if available, may be mailed to households, even if more than one person in a household is a shareholder. To request additional copies of the annual report or semi-annual report, or if you have received multiple copies but prefer to receive only one copy per household, please call the Trust at the above telephone number. If you do not want the mailing of these documents to be combined with those for other members of your household, please contact the Trust at the above address or phone number.

SHAREHOLDER PROPOSALS

The Trust is not required to hold annual meetings of shareholders. Since the Trust does not hold regular meetings of shareholders, the anticipated date of the next meeting of shareholders cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a meeting of shareholders must be received by the Trust no later than 120 days prior to the date proxy statements are mailed to shareholders.


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